                                                                            3.02
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                                    BY-LAWS

                                       OF

                          GROUNDWATER TECHNOLOGY, INC.

                            (A DELAWARE CORPORATION)


AS AMENDED THROUGH 03/21/95
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

                          GROUNDWATER TECHNOLOGY, INC.

                                    BY-LAWS

                               TABLE OF CONTENTS

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                                                                            PAGE
                                                                            ----
 ARTICLE 1 CERTIFICATE OF INCORPORATION...................................    1
    Section 1.1  Contents.................................................    1
    Section 1.2  Certificate in Effect....................................    1

 ARTICLE 2 MEETING OF STOCKHOLDERS........................................    1
    Section 2.1  Place....................................................    1
    Section 2.2  Annual Meeting...........................................    1
    Section 2.3  Special Meetings.........................................    1
    Section 2.4  Notice of Meetings.......................................    1
    Section 2.5  Affidavit of Notice......................................    1
    Section 2.6  Quorum...................................................    2
    Section 2.7  Voting Requirements......................................    2
    Section 2.8  Proxies and Voting.......................................    2
    Section 2.9  Action Without Meeting...................................    2
    Section 2.10 Stockholder List.........................................    2
    Section 2.11 Record Date..............................................    3
    Section 2.12 Notice of Stockholder Business...........................    3

 ARTICLE 3 DIRECTORS......................................................    4
    Section 3.1  Enumeration; Election and Term of Office.................    4
    Section 3.2  Duties...................................................    5
    Section 3.3  Compensation.............................................    5
    Section 3.4  Reliance on Books........................................    5

 ARTICLE 4 MEETINGS OF THE BOARD OF DIRECTORS.............................    5
    Section 4.1  Place....................................................    5
    Section 4.2  Annual Meeting...........................................    5
    Section 4.3  Regular Meetings.........................................    5
    Section 4.4  Special Meetings.........................................    5
    Section 4.5  Quorum...................................................    6
    Section 4.6  Action Without Meeting...................................    6
    Section 4.7  Telephone Meetings.......................................    6

 ARTICLE 5 COMMITTEES OF DIRECTORS........................................    6
    Section 5.1  Designation..............................................    6
    Section 5.2  Records of Meetings......................................    6

 ARTICLE 6 NOTICES........................................................    7
    Section 6.1  Method of Giving Notice..................................    7
    Section 6.2  Waiver...................................................    7

 ARTICLE 7 OFFICERS.......................................................    7
    Section 7.1  In General...............................................    7
    Section 7.2  Election of President, Secretary and Treasurer...........    7
    Section 7.3  Election of Other Officers...............................    7
    Section 7.4  Salaries.................................................    7
    Section 7.5  Term of Office...........................................    7

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
                                                                           PAGE
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
    Section 7.6   Duties of President and Chairman of the Board..........    7
    Section 7.7   Duties of Vice President...............................    8
    Section 7.8   Duties of Secretary....................................    8
    Section 7.9   Duties of Assistant Secretary..........................    8
    Section 7.10  Duties of Treasurer....................................    8
    Section 7.11  Duties of Assistant Treasurer..........................    8

 ARTICLE 8 RESIGNATIONS, REMOVALS AND VACANCIES..........................    9
    Section 8.1   Directors..............................................    9
    Section 8.2   Officers...............................................    9

 ARTICLE 9 CERTIFICATE OF STOCK..........................................   10
    Section 9.1   Issuance of Stock......................................   10
    Section 9.2   Right to Certificate; Form.............................   10
    Section 9.3   Facsimile Signature....................................   10
    Section 9.4   Lost Certificates......................................   10
    Section 9.5   Transfer of Stock......................................   10
    Section 9.6   Registered Stockholders................................   10

 ARTICLE 10 EXECUTION OF PAPERS..........................................   11

 ARTICLE 11 FISCAL YEAR..................................................   11

 ARTICLE 12 SEAL.........................................................   11

 ARTICLE 13 OFFICES......................................................   11

 ARTICLE 14 INDEMNIFICATION..............................................   11
    Section 14.1  Actions other than by or in the Right of the
                   Corporation...........................................   11
    Section 14.2  Actions by or in the Right of the Corporation..........   11
    Section 14.3  Success on the Merits..................................   12
    Section 14.4  Specific Authorization.................................   12
    Section 14.5  Advance Payment........................................   12
    Section 14.6  Non-Exclusivity........................................   12
    Section 14.7  Insurance..............................................   12
    Section 14.8  Continuation of Indemnification and Advancement of
                   Expenses..............................................   12
    Section 14.9  Severability...........................................   12
    Section 14.10 Intent of Article......................................   13

 ARTICLE 15 AMENDMENTS...................................................   13

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                         GROUNDWATER TECHNOLOGY, INC.

                                   FORMERLY

                          OIL RECOVERY SYSTEMS, INC.

                    ARTICLE 1 CERTIFICATE OF INCORPORATION

  Section 1.1 Contents. The name, location of principal office and purposes of the Corporation shall be as set forth in its Certificate of Incorporation. These By-Laws, the powers of the Corporation and of its Directors and stockholders, and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in said Certificate of Incorporation. The Certificate of Incorporation is hereby made a part of these By-Laws.

  Section 1.2 Certificate in Effect. All references in these By-Laws to the Certificate of Incorporation shall be construed to mean the Certificate of Incorporation of the Corporation as from time to time amended, including (unless the context shall otherwise require) all certificates and any agreement of consolidation or merger filed pursuant to the Delaware General Corporation Law, as amended.

                       ARTICLE 2 MEETING OF STOCKHOLDERS

  Section 2.1 Place. All meetings of the stockholders may be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors as stated in the notice of the meeting or in any duly executed waiver of notice thereof.

  Section 2.2 Annual Meeting. Annual meetings of stockholders shall be held either in the month of September or October of each year at such specific date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. If such annual meeting has not been held as herein provided, a special meeting of the stockholders in lieu of the annual meeting may be held, and any business transacted or elections held at such special meeting shall have the same effect as if transacted or held at the annual meeting, and in such case all references in these By-Laws, except in this Section 2.2, to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

  Section 2.3 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President, the Chairman of the Board, or by the Board of Directors and shall be called by the President or Secretary at the request in writing of a majority of the Directors then in office, or at the request in writing of stockholders owning a majority in amount of the entire stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

  Section 2.4 Notice of Meetings. A written notice of all meetings of stockholders stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the special meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

  Section 2.5 Affidavit of Notice. An affidavit of the Secretary or an Assistant Secretary or the transfer agent of the Corporation that notice of a stockholders meeting has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.


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  Section 2.6 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented by any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, except as hereinafter provided, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be presented or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

  Section 2.7 Voting Requirements. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any questions brought before such meeting, unless the question is one upon which, by express provision of any applicable statute or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such questions.

  Section 2.8 Proxies and Voting. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote the pledged shares, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote said shares, in which case only the pledgee, or his proxy, may represent and vote such shares. Shares of the capital stock of the Corporation owned by the Corporation shall not be voted, directly or indirectly.

  Section 2.9 Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

  Section 2.10 Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list, the stock ledger or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.


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  Section 2.11 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

  If no record date is fixed by the Board of Directors:

  (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

  (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day which the first written consent is expressed.

  (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

  Section 2.12 Notice of Stockholder Business. (a) For a proposal to be properly brought before an annual meeting by a stockholder or for a stockholder to nominate a person or persons for election as directors at an annual meeting or any special meeting at which directors are to be elected, the stockholder must give timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 45 days, but not more than 60 days, prior to the meeting; provided, however, if less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th business day following the day on which such notice or public disclosure of the date of the meeting is made.

  (b) A stockholder's notice to the Secretary relating to a proposal shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder who intends to make the proposal and any other stockholders known by such stockholder to support such proposal,
(iii) the class and number of shares of the Corporation's capital stock which are beneficially owned by the stockholder and by any other stockholders known by such stockholder to support such proposal as of the date of such stockholder notice, and (iv) any financial interest of the stockholder in such proposal.

  (c) A stockholder's notice to the Secretary relating to a nominee for election as a director shall set forth (i) the name and address, as they appear on the Corporation's books, of the stockholder who intends to make the nomination and any other stockholder's known by such stockholder to support the nomination, (ii) the class and number of shares of the Corporation's capital stock which are beneficially owned by the stockholder and by any other stockholders known by such stockholder to support such proposal as of the date of such stockholder notice (iii) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote as such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which

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the nomination or nominations are to be made by such stockholder, (v) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated by the Board of Directors, and (vi) the consent of each nominee to serve as a director of the Corporation if elected.

  (d) The Board of Directors, or a designated committee thereof, may determine whether a notice has complied with the requirements of this Section 2.12, and may reject as invalid any stockholder proposal or nomination which was not the subject of a notice timely made in accordance with, and containing all information required by, the terms of this Section 2.12. If neither the Board of Directors nor such committee makes a determination as to the compliance with the requirements of this Section 2.12, the presiding officers at the meeting shall determine and declare at the meeting whether such notice has so complied. If the Board of Directors or a designated committee thereof or the presiding officer determines that a stockholder proposal or nomination was the subject of a notice made in accordance with the terms of this Section 2.12, and if the stockholder giving such notice shall make such proposal or nomination, the presiding officer shall so declare at the meeting, and ballots shall be provided for use at the meeting with respect to such proposal or nomination. If the Board of Directors or a designated committee thereof or the presiding officer determines that a stockholder proposal or nomination was not the subject of a notice made in accordance with the terms of this Section 2.12, and if the stockholder giving such notice shall make such proposal or nomination, the presiding officer shall so declare at the meeting and any such proposal shall not be acted upon at the meeting.

  (e) Notwithstanding the foregoing, a stockholder may present at an annual meeting any proposal which such stockholder has caused to be included in the Corporation's proxy materials pursuant to Rule 14a-8 promulgated pursuant to the Securities Exchange Act of 1934, as amended.

  (f) This Section 2.12 shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

                              ARTICLE 3 DIRECTORS

  Section 3.1 Enumeration; Election and Term of Office. (a) There shall be a Board of Directors of the Corporation, the number to be determined by the stockholders (except as that number may be enlarged by the Board of Directors acting pursuant to the third sentence of this Section 3.1). The Board of Directors shall consist of not less than three Directors, except that whenever there shall be only two stockholders the number of Directors shall not be less than two, and whenever there shall be only one stockholder the number of Directors shall be not less than one. The Board of Directors may be enlarged by the affirmative vote of the holders of two-thirds (66 2/3%) of the shares entitled to vote in the election of Directors at any meeting or by vote of a majority of the Directors then in office. The Directors shall be chosen at the annual meeting of the stockholders by such stockholders as have the right to vote thereon. At the 1988 special meeting in lieu of annual meeting of stockholders, the Directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class (the "Class A Directors") to expire at the 1989 annual meeting of stockholders, the term of office of the second class (the "Class B Directors") to expire at the 1990 annual meeting of stockholders and the term of office of the third class (the "Class C Directors") to expire at the 1991 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected to hold office until their respective successors are chosen and qualified and until the third succeeding annual meeting of stockholders after their election, unless, by reason of any intervening changes in the authorized number of Directors, the

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Board shall designate one or more of the then expiring directorships as directorships of another class in order more nearly to achieve equality of the number of Directors among the classes.

  (c) Notwithstanding that the three classes shall be as nearly equal in number of Directors as possible, in the event of any change in the authorized number of Directors, each Director then continuing to serve as such shall nevertheless continue as a Director of the class of which he is a member until the expiration of his current term, or his prior death, resignation, removal or disqualification. If any newly created directorship may, consistently with the rule that the three classes shall be as nearly equal in number of Directors as possible, be allocated to one of two or more classes, the Board of Directors shall allocate it to that of the available classes whose term of office is due to expire at the earliest date following such allocation. Any election of Directors by stockholders shall be by ballot if so requested by any stockholder entitled to vote thereon. No Director need be a stockholder.

  Notwithstanding anything contained elsewhere in these By-Laws to the contrary, the affirmative vote of the holders of at least two-thirds (66 2/3%) of the shares entitled to vote in the election of Directors shall be required to alter, amend or repeal this Section 3.1 or to adopt any provision inconsistent therewith.

  Section 3.2 Duties. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

  Section 3.3 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

  Section 3.4 Reliance on Books. A member of Board of Directors or a member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any committee, or in relying in good faith upon other records of the Corporation.

                 ARTICLE 4 MEETINGS OF THE BOARD OF DIRECTORS

  Section 4.1 Place. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

  Section 4.2 Annual Meeting. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders or any special meeting held in lieu thereof, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting.

  Section 4.3 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

  Section 4.4 Special Meetings. Special meetings of the Board may be called by the President on two days' notice to each Director either personally or by mail or by telegram; special meetings

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

shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors unless the Board consists of only one Director, in which case special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of the sole Director.

  Section 4.5 Quorum. At all meetings of the Board a majority of the Directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

  Section 4.6 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

  Section 4.7 Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                       ARTICLE 5 COMMITTEES OF DIRECTORS

  Section 5.1 Designation. (a) The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

  (b) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

  (c) Any such committee, to the extent provided in the resolution of the Board of Directors designating the committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

  Section 5.2 Records of Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                               ARTICLE 6 NOTICES

  Section 6.1 Method of Giving Notice. Whenever, under any provision of the law or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any Director or stockholder, such notice shall be given in writing by the Secretary or the person or persons calling the meeting by leaving such notice with such Director or stockholder at his residence or usual place of business or by mailing it addressed to such Director or stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram.

  Section 6.2 Waiver. Whenever any notice is required to be given under any provision of law or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                              ARTICLE 7 OFFICERS

  Section 7.1 In General. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, one or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide. In addition, the President may designate one or more employees of the Corporation having the title of vice president or assistant vice president, but who shall not be officers of the Corporation, who shall hold such titles at the pleasure of the President and who shall have such powers and duties as the President may from time to time designate

  Section 7.2 Election of President, Secretary and Treasurer. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President, a Secretary and a Treasurer.

  Section 7.3 Election of Other Officers. The Board of Directors may appoint such other officers and agents as it shall deem appropriate who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

  Section 7.4 Salaries. The salaries of all officers and agents of the Corporation may be fixed by the Board of Directors.

  Section 7.5 Term of Office. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time in the manner specified in Section 8.2.

  Section 7.6 Duties of President and Chairman of the Board. The President shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and, if he is a Director, at all meetings of the Board of Directors if there shall be no Chairman of the Board or in the absence of the Chairman of the Board, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and

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executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chairman of the Board, if any, shall make his counsel available to the other officers of the Corporation, shall be authorized to sign stock certificates on behalf of the Corporation, shall preside at all meetings of the Directors at which he is present, and, in the absence of the President at all meetings of the stockholders, and shall have such other duties and powers as may from time to time be conferred upon him by the Directors.

  Section 7.7 Duties of Vice President. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designation by the Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President not otherwise conferred upon the Chairman of the Board, if any, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

  Section 7.8 Duties of Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, except as otherwise provided in these By-Laws, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have charge of the stock ledger (which may, however, be kept by any transfer agent or agents of the Corporation under his direction) and of the corporate seal of the Corporation.

  Section 7.9 Duties of Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

  Section 7.10 Duties of Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers from such disbursements, and shall render the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of this office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

  Section 7.11 Duties of Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

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

                ARTICLE 8 RESIGNATIONS, REMOVALS AND VACANCIES

  Section 8.1 Directors. (a) Resignations. Any Director may resign at any time by giving written notice to the Board of Directors or the President or the Secretary. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

  (b) Removals. Any Director may be removed from office only for cause and only by the affirmative vote of the holders of two-thirds (66 2/3%) of the shares entitled to vote in the election of Directors, provided that the Directors elected by a particular class of stockholders may be removed only by the affirmative vote of the holders of two-thirds (66 2/3%) of the shares of the particular class of stockholders entitled to vote for election of such Directors. Notwithstanding anything contained elsewhere in these By-Laws to the contrary, the affirmative vote of the holders of at least two-thirds (66 2/3%) of the shares entitled to vote in the election of Directors shall be required to alter, amend or repeal this Section 8.1(b) or to adopt any provision inconsistent therewith.

  The Directors may terminate or modify the authority of any agent or employee. The Directors may remove any officer from office with or without assignment of cause by vote of a majority of the Directors then in office.

  If cause is assigned for removal of any Director or officer, such Director or officer may be removed only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

  No Director or officer who resigns or is removed shall have any right to any compensation as such Director or officer for any period following his resignation or removal, or any right to damages on account of such removal whether his compensation be by the month or by the year or otherwise; provided, however, that the foregoing provision shall not prevent such Director or officer from obtaining damages for breach of any contract of employment legally binding upon the Corporation.

  (c) Vacancies. Vacancies resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of authorized Directors shall shorten the term of any incumbent Director. Notwithstanding anything contained elsewhere in these By-Laws to the contrary, the affirmative vote of the holders of at least two-thirds (66 2/3%) of the shares entitled to vote in the election of Directors shall be required to alter, amend or repeal this Section 8.1(c) or to adopt any provision inconsistent therewith.

  If the office of any officer becomes vacant, the Directors may choose or appoint a successor by vote of a majority of the Directors present at the meeting at which such choice or appointment is made.

  Each successor shall hold office for the unexpired term of his predecessor and until his successor shall be chosen or appointed and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

  Section 8.2 Officers. The Board of Directors may, at any meeting called for the purpose, by vote of a majority of their entire number, remove from office any officer of the Corporation, with or without cause. The Board of Directors may, at any meeting, by vote of a majority of the Directors present at such meeting, accept the resignation of any officer of the Corporation or remove or accept the resignation of any employee or agent or any member of any committee regardless of how appointed, and any officer, agent or employee other than an executive officer may also be removed

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

with or without cause, or his resignation accepted, by the committee or officer which appointed such person. Any vacancy occurring in the office of President, Secretary or Treasurer shall be filled by the Board of Directors and the officers so chosen shall hold office subject to the By-Laws for the unexpired term in respect of which the vacancy occurred and until their successors shall be elected and qualify.

                        ARTICLE 9 CERTIFICATE OF STOCK

  Section 9.1 Issuance of Stock. The Directors may, at any time and from time to time, if all of the shares of capital stock which the Corporation is authorized by its Certificate of Incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its Certificate of Incorporation. Such stock shall be issued and the consideration paid therefor in the manner prescribed by law.

  Section 9.2 Right to Certificate; Form. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

  Section 9.3 Facsimile Signature. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

  Section 9.4 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

  Section 9.5 Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

  Section 9.6 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


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                        ARTICLE 10 EXECUTION OF PAPERS

  Except as otherwise provided in these By-Laws or as the Board of Directors may generally or in particular cases otherwise determine, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other instruments authorized to be executed on behalf of the Corporation shall be executed by the President or the Treasurer.

                            ARTICLE 11 FISCAL YEAR

  Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall be the twelve month period ending on the Saturday closest to April 30.

                                ARTICLE 12 SEAL

  The Corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the word "Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                              ARTICLE 13 OFFICES

  In addition to its principal office, the Corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                          ARTICLE 14 INDEMNIFICATION

  Section 14.1 Actions other than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

  Section 14.2 Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such exereses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

  Section 14.3 Success on the Merits. To the extent that any person described in Sections 14.1 or 14.2 has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in said Sections, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

  Section 14.4 Specific Authorization. Any indemnification under Sections 14.1 or 14.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of any person described in said Sections is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the Corporation.

  Section 14.5 Advance Payment. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of any person described in said Section to repay such amount if it shall ultimately be determined that he is not entitled to indemnification by the Corporation as authorized in this Article 14.

  Section 14.6 Non-Exclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this
Article 14 shall not be deemed exclusive of any other rights to which those provided indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

  Section 14.7 Insurance. The Board of Directors may authorize, by a vote of the majority of the full board, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 14.

  Section 14.8 Continuation of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 14 shall continue as to a person who has ceased to be a director, officer employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  Section 14.9 Severability. If any word, clause or provision of this Article 14 or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

  Section 14.10 Intent of Article. The intent of this Article 14 is to provide for indemnification and advancement of expenses to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware. To the extent that such Section or any successor section may be

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

amended or supplemented from time to time, this Article 14 shall be amended automatically and construed so as to permit indemnification and advancement of expenses to the fullest extent from time to time permitted by law.

                             ARTICLE 15 AMENDMENTS

  Except as otherwise provided herein, these By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors, or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws is contained in the notice of such special meeting, or by the written consent of a majority in interest of the outstanding voting stock of the Corporation or by the unanimous written consent of the Directors. If the power to adopt, amend or repeal By-Laws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal By-Laws.

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